Exhibit 99.1

VCA Antech, Inc. Reports First Quarter 2009 Results and Affirms Its Financial Guidance for 2009

  First quarter revenue increased 2.6% to $315.8 million
  First quarter net income increased 2.5% to $32.0 million
  First quarter diluted earnings per share increased 2.8% to $0.37

LOS ANGELES--(BUSINESS WIRE)--April 22, 2009--VCA Antech, Inc. (NASDAQ NM SYMBOL: WOOF), a leading animal healthcare company in the United States, today reported financial results for the first quarter ended March 31, 2009, as follows: revenue increased 2.6% to a first quarter record of $315.8 million; net income increased 2.5% to $32.0 million; and diluted earnings per share increased 2.8% to $0.37.

Bob Antin, Chairman and CEO, stated, “I am pleased with our company’s performance in the first quarter of 2009. We have continued our long history of revenue and earnings growth as a result of our continued focus on our core business strategy and by adapting to the numerous challenges presented by the current economic environment.

“Animal hospital revenue in the first quarter increased 5.4% to $238.4 million driven by acquisitions made in the past twelve months. Our animal hospital gross margin and operating margin remained essentially unchanged at 18.1% and 16.0%, respectively. Although our day-adjusted same-store revenue declined 2.7% during the quarter, our same-store gross profit margin increased to 18.8% from 18.5%.

“We made nine acquisitions during the quarter with historical combined annual revenue of $20.9 million.

“Laboratory revenue in the first quarter increased 1.0% to $77.5 million. Our laboratory internal revenue growth, adjusted for one fewer business day was 1.7%, representing an improvement as compared to the fourth quarter of 2008. Our laboratory gross profit margin declined to 46.5% compared to 48.7% in the prior year, and our operating margin declined to 39.3% compared to 42.2% in the prior year.”

2009 Financial Guidance

We affirm our 2009 financial guidance as follows:

  Revenue from $1.36 billion to $1.39 billion;
  Net income from $135.2 million to $141.1 million; and
  Diluted earnings per common share from $1.56 to $1.63.

Conference Call

We will discuss our company’s first quarter 2009 financial results during a conference call today, April 22, at 4:30 p.m. Eastern Time. You can access a live broadcast of the call by visiting our website at http://investor.vcaantech.com. You can also access the call via telephone by dialing (877) 604-9675. Interested parties should call at least 10 minutes prior to the start of the call to register.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may and likely will differ materially from the guidance provided in this release. Among the important factors that could cause actual results to differ are: a material adverse change in our financial condition or operations; the impact of adverse trends in the general economy on the rate of our laboratory internal revenue growth and animal hospital same-store revenue growth; the level of direct costs and our ability to maintain revenue at a level necessary to maintain expected operating margins; the level of selling, general and administrative costs; the effects of our recent acquisitions and our ability to effectively manage our growth and achieve operating synergies; a decline in demand for some of our products and services; any disruption in our information technology systems or transportation networks; the effects of competition; any impairment in the carrying value of our goodwill and other intangible assets; changes in prevailing interest rates; our ability to service our debt; and general economic conditions. These and other risk factors are discussed in our Report on Form 10-K for the year ended December 31, 2008 and the reader is directed to these statements for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements.

We own, operate and manage the largest networks of freestanding veterinary hospitals and veterinary-exclusive clinical laboratories in the country, and we supply diagnostic imaging equipment to the veterinary industry.

VCA Antech, Inc.
Consolidated Income Statements
(Unaudited - In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2009	2008
Revenue:
Animal hospital	$238,358	$226,100
Laboratory	77,489	76,729
Medical technology	9,158	13,849
Intercompany	(9,155)	(8,846)
	315,850	307,832

Direct costs	233,409	224,801

Gross profit:
Animal hospital	43,164	41,137
Laboratory	36,006	37,342
Medical technology	3,525	4,913
Intercompany	(254)	(361)
	82,441	83,031

Selling, general and administrative expense:
Animal hospital	5,384	5,478
Laboratory	5,567	4,951
Medical technology	3,084	3,434
Corporate	9,154	9,315
	23,189	23,178

Gain on sale of assets	(248)	(184)

Operating income	59,500	60,037

Interest expense, net	6,118	7,615
Other (income) expense	(110)	177
Income before provision for
income taxes	53,492	52,245
Provision for income taxes	20,611	20,086
Net income	32,881	32,159
Net income attributable to the noncontrolling interest	911	957
Net income attributable to VCA Antech, Inc.	$31,970	$31,202

Diluted earnings per share	$0.37	$0.36
Shares used for computing diluted
earnings per share	85,386	85,865

VCA Antech, Inc.
Consolidated Balance Sheets
(Unaudited - In thousands)

	March 31,	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$109,084	$88,959
Trade accounts receivable, net	47,929	43,453
Inventory	26,366	26,631
Prepaid expenses and other	18,112	18,800
Deferred income taxes	16,566	15,938
Prepaid income taxes	-	5,287
Total current assets	218,057	199,068
Property and equipment, net	273,230	263,443
Other assets:
Goodwill	940,124	922,057
Other intangible assets, net	36,600	35,645
Notes receivable, net	4,719	12,893
Deferred financing costs, net	947	1,067
Other	20,849	14,865
Total assets	$1,494,526	$1,449,038

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term obligations	$8,117	$7,771
Accounts payable	23,704	26,087
Accrued payroll and related liabilities	39,795	42,840
Income taxes payable	9,370	-
Other accrued liabilities	43,699	46,424
Total current liabilities	124,685	123,122
Long-term obligations, less current portion	542,670	544,860
Deferred income taxes	54,255	47,331
Other liabilities	10,174	9,890
VCA Antech, Inc. stockholders' equity:
Common stock	85	85
Additional paid-in capital	310,782	308,674
Retained earnings	440,552	408,582
Accumulated other comprehensive loss	(4,986)	(6,352)
Total VCA Antech, Inc. stockholders' equity	746,433	710,989
Noncontrolling interest	16,309	12,846
Total equity	762,742	723,835
Total liabilities and equity	$1,494,526	$1,449,038

VCA Antech, Inc.
Consolidated Statements of Cash Flows
(Unaudited - In thousands)

	Three Months Ended
	March 31,
	2009	2008
Cash flows from operating activities:
Net income	$32,881	$32,159
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	9,152	7,263
Amortization of debt costs	120	116
Provision for uncollectible accounts	1,559	820
Gain on sale of assets	(248)	(184)
Share-based compensation	1,976	1,309
Deferred income taxes	5,304	2,329
Excess tax benefit from exercise of stock options	-	(133)
Other	(148)	86
Changes in operating assets and liabilities:
Accounts receivable	(5,455)	(6,463)
Inventory, prepaid expenses and other assets	(2,790)	(2,351)
Accounts payable and other accrued liabilities	(2,362)	2,767
Accrued payroll and related liabilities	(3,204)	(5,629)
Income taxes	14,413	16,946
Net cash provided by operating activities	51,198	49,035
Cash flows from investing activities:
Business acquisitions, net of cash acquired	(14,467)	(47,826)
Real estate acquired in connection with business acquisitions	(963)	(3,612)
Property and equipment additions	(12,886)	(9,463)
Proceeds from sale of assets	74	1,747
Other	(373)	(12,124)
Net cash used in investing activities	(28,615)	(71,278)
Cash flows from financing activities:
Repayment of long-term obligations	(1,946)	(1,966)
Distributions to noncontrolling interest partners	(888)	(760)
Proceeds from issuance of common stock under stock option plans	557	214
Excess tax benefit from exercise of stock options	-	133
Net share settlements	(180)	-
Net cash used in financing activities	(2,457)	(2,379)
Effect of currency exchange rate changes on cash and cash equivalents	(1)	-
Increase (decrease) in cash and cash equivalents	20,125	(24,622)
Cash and cash equivalents at beginning of period	88,959	110,866
Cash and cash equivalents at end of period	$109,084	$86,244

VCA Antech, Inc.
Supplemental Operating Data
(Unaudited - In thousands)
	As of
Table #1	March 31,	December 31,
Selected consolidated balance sheet data	2009	2008

Debt:
Revolving credit facility	$-	$-
Senior term notes	520,934	522,282
Other debt and capital leases	29,853	30,349
Total debt	$550,787	$552,631

	Three Months Ended
Table #2	March 31,
Selected expense data	2009	2008

Rent expense	$11,410	$10,041

Depreciation and amortization included
in direct costs:
Animal hospital	$6,219	$4,783
Laboratory	2,168	1,632
Medical technology	152	307
Intercompany	(187)	(123)
	$8,352	$6,599
Depreciation and amortization included
in selling, general and administrative
expense	800	664
Total depreciation and amortization	$9,152	$7,263

Share-based compensation included in direct costs:
Laboratory	$155	$173

Share-based compensation included in selling,
general and administrative expense:
Animal hospital	371	333
Laboratory	301	202
Medical technology	75	33
Corporate	1,074	568
	1,821	1,136
Total share-based compensation	$1,976	$1,309

CONTACT:
VCA Antech, Inc.
Tomas Fuller, Chief Financial Officer
(310) 571-6505